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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 3, 2003

i-STAT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19841 (Commission file number)	22-2542664 (I.R.S. Employer Identification No.)
104 WINDSOR CENTER DRIVE, EAST WINDSOR, NJ 08520 (Address of principal executive offices) (Zip code)
(609) 443-9300 (Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

        On February 3, 2003, i-STAT Corporation (the "Company") issued a press release announcing a new distribution agreement with Fuso Pharmaceutical Industries, Ltd. ("Fuso"), extending Fuso's rights to distribute the i-STAT® System in Japan. The full text of the press release is set forth in Exhibit 99.1 which is attached hereto and is incorporated by reference into this report.

        Item 7. Exhibits.

  (c)
  Exhibits

Item No.	Exhibit List
99.1	Press Release dated February 3, 2003 issued by the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, i-STAT Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i-STAT CORPORATION
By:	/s/ LORIN J. RANDALL
Lorin J. Randall Senior Vice President of Finance, Treasurer and Chief Financial Officer

Date: February 3, 2003

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  Item 5. Other Events and Regulation FD Disclosure
SIGNATURE